UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  June 23, 2008

REDDY ICE HOLDINGS, INC.

Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800

Dallas, Texas 75231

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(214) 526-6740

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment and Departure of Officers

On June 23, 2008, Gilbert M. Cassagne, 51, was appointed by the Board of Directors of Reddy Ice Holdings, Inc. (the “Company”) to serve as President and Chief Executive Officer of the Company effective June 23, 2008.  Mr. Cassagne has also been elected to serve on the Company’s Board of Directors.

Mr. Cassagne has extensive experience in the consumer products and beverage industries with companies such as Procter & Gamble, The Dr Pepper Company and Cadbury Schweppes Americas Beverages. He most recently held the position of Chief Executive Officer of Cadbury Schweppes Americas Beverages, a division of the multinational consumer products company Cadbury Schweppes, from February 2003 until October 2007, where he also served as part of the executive board. Mr. Cassagne has held numerous other positions within Cadbury including Regional President of Asia Pacific and President of Motts.  Mr. Cassagne is also a director of Boo Koo Holdings, Inc.

Mr. Cassagne replaces William P. Brick as President and Chief Executive Officer.  Mr. Brick has assumed the position of Executive Chairman, which he had occupied until returning as Chief Executive Officer on an interim basis in December 2007.  Mr. Brick’s remuneration, including benefits and perquisites will remain unchanged.

On June 23, 2008, the Company and Mr. Cassagne entered into an Employment Agreement (the “Employment Agreement”) which sets forth the terms and provisions of Mr. Cassagne’s employment with the Company.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1, the terms thereof are incorporated herein by reference and the description of the terms thereof contained herein is qualified in its entirety thereby.

On June 23, 2008, the Company and Mr. Cassagne also entered into a customary form of Indemnification Agreement (the “Indemnification Agreement”) pursuant to which the Company has agreed to indemnify Mr. Cassagne to the fullest extent permitted by Delaware law.

The Company issued a press release (the “Press Release”) on June 23, 2008 announcing the appointment of Mr. Cassagne and Mr. Brick’s return to his position as Executive Chairman.  A copy of the Press Release is attached hereto as Exhibit 99.1.

Compensation of Officer

Pursuant to the Employment Agreement, Mr. Cassagne will receive a base salary of $450,000 per year.  He will be eligible for cash incentive compensation with a target percentage of base annual salary of 75%, subject to proration for the portion of fiscal year 2008 occurring after the date of the Employment Agreement.  The Compensation Committee determines the applicable target or targets on an annual basis.

On June 23, 2008, the Company and Mr. Cassagne entered into a Restricted Stock Agreement (the “Restricted Stock Agreement”), pursuant to which the Company has granted 30,000 shares of restricted stock to Mr. Cassagne under the Company’s 2005 Long Term Incentive and Share Award Plan, as amended.  The restricted stock is subject to forfeiture in the event Mr. Cassagne’s employment is terminated within one year.  The Company has agreed to provide Mr. Cassagne with a tax “gross-up” in respect of his income tax expense in connection with the issuance of the restricted stock at a rate of 35%.

A copy of the Restricted Stock Agreement is attached hereto as Exhibit 10.2, the terms thereof are incorporated herein by reference and the description of the terms thereof contained herein is qualified in its entirety thereby.

On June 23, 2008, the Company and Mr. Cassagne entered into a customary form of Restricted Share Unit Agreement (the “RSU Agreement”), pursuant to which the Company has granted 90,000 Restricted Stock Units (“RSUs”) to Mr. Cassagne under the Company’s 2005 Long Term Incentive and Share Award Plan, as amended.  The 90,000 RSUs are subject to vesting as follows:

20,000 on August 12, 2009;

30,000 on August 12, 2010; and

40,000 on August 12, 2011.

Fifty percent of the RSU’s granted are time-based and 50% are performance-based.  The Time-based RSUs vest in three annual installments beginning on August 12, 2009 and continuing on August 12 of each of the following two years. The Performance-based RSUs vest in three annual installments beginning on August 12, 2009 and continuing on August 12 of each of the following two years, provided the applicable performance condition or conditions for the applicable vesting period is met. The performance conditions and performance periods are to be determined by the Compensation Committee.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement
10.2	Restricted Stock Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 24, 2008

REDDY ICE HOLDINGS, INC.

		By:	/s/ Steven J. Janusek
Steven J. Janusek
Chief Financial and Accounting Officer